UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 18, 2006 (April 19, 2006)

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On April 18, 2006, Arch Capital Group Ltd. (the “Company”), Arch Capital Group (U.S.) Inc. and the following subsidiaries of the Company designated as borrowers, Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited (“Arch Europe”), entered into the First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”), with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein. The First Amendment amends the Amended and Restated Credit Agreement, dated as of November 29, 2005 (the “Amended and Restated Credit Agreement”), by and among the Company, its subsidiaries listed immediately above (other than Arch Europe) and the lenders listed immediately above. Certain lenders under the Amended and Restated Credit Agreement, as amended, are party to other agreements with the Company and its subsidiaries.

The First Amendment and the related DSB Assumption Agreement, dated as of April 18, 2006 (the “Assumption Agreement”), by Arch Europe are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference. The Amended and Restated Credit Agreement was filed as an exhibit to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2005.

The First Amendment expands the type and class of eligible securities for which the Company’s subsidiaries which are party to the Amended and Restated Credit Agreement, as amended, may receive credit to meet the collateral thresholds required to be maintained by those subsidiaries which have outstanding secured letters of credit. The First Amendment and the Assumption Agreement also add Arch Europe as a designated subsidiary borrower under the Amended and Restated Agreement. The addition of Arch Europe as a designated subsidiary borrower is contingent upon certain conditions which are expected to occur in the second quarter of 2006. Letters of credit may be issued to the various designated borrower subsidiaries of the Company, including Arch Europe. The obligations of Arch Europe will be guaranteed by the Company. Except as set forth in the First Amendment, all other provisions of the Amended and Restated Credit Agreement remain unchanged and in full force and effect.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 5.05             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Under the Code of Business Conduct (the “Code”) of the Company and its subsidiaries, directors and executive officers may not hold the position of director of another corporation without the prior approval of the Board of Directors of the Company (the “Board”). The Board granted approvals under the Code to permit (1) John Vollaro, Executive Vice President, Chief Financial Officer and Treasurer of the Company, to join the Board of Directors of Great Northwest, a privately-held insurer which writes personal lines and small commercial lines, and (2) Ralph E. Jones III, President and Chief Executive Officer of Arch Insurance Group Inc., to join the Board of Directors Bridges to Community, a non-profit charitable organization.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

First Amendment to the Amended and Restated Credit Agreement, dated as of April 18, 2006, amending the Amended and Restated Credit Agreement, dated as of November 29, 2005, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited, with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein

10.2	DSB Assumption Agreement, dated as of April 18, 2006, by Arch Insurance Company (Europe) Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: April 19, 2006	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

First Amendment to the Amended and Restated Credit Agreement, dated as of April 18, 2006, amending the Amended and Restated Credit Agreement, dated as of November 29, 2005, by and among Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Western Diversified Casualty Insurance Company and Arch Insurance Company (Europe) Limited, with Barclays Bank Plc, The Bank of New York, Wachovia Bank, N.A., Calyon, Citibank, N.A., HSBC Bank USA, N.A. and ING Bank N.V., London Branch, as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein

10.2	DSB Assumption Agreement, dated as of April 18, 2006, by Arch Insurance Company (Europe) Limited